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[DESCRIPTION]   CALCULATION OF 1995 EARNINGS PER SHARE


                                                                 EXHIBIT 11.2


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                          CALCULATION OF EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                   Thirty-Nine     Thirteen
                                                  Weeks Ending   Weeks Ending
                                                   Sept. 30,       Sept. 30,
                                                      1995           1995
                                                  ------------   ------------


Earnings available for earnings per share:

Net income                                        $     19,753   $      7,176
                                                  ============   ============






Average number of common shares outstanding             12,816         12,778
                                                  ============   ============






Earnings per share                                $       1.54   $       0.56
                                                  ============   ============

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